Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 20, 2004, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-129086) and related Prospectus of Titan Pharmaceuticals, Inc. for the offer, sale and registration of up to 21,819,923 shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California
October 28, 2005